Exhibit 10.1

EXECUTION VERSION

AGREEMENT AND RELEASE

This AGREEMENT AND RELEASE, dated as of June 26, 2015 (this “Agreement”), is entered into by and among USF Holding Corp., a Delaware corporation (the “Company”), Sysco Corporation, a Delaware corporation (“Parent”), Scorpion Corporation I, Inc., a Delaware corporation (“Merger Sub One”) and Scorpion Company II, LLC, a Delaware liability limited company (“Merger Sub Two” and, together with Merger Sub One, the “Merger Subs”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined in this Agreement shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

A. WHEREAS, on December 8, 2013, Parent, Merger Sub One, Merger Sub Two and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub One with and into the Company (the “Initial Merger”), with the Company continuing as a surviving corporation and a wholly owned subsidiary of Parent, followed by the merger of the Company with and into Merger Sub Two (together with the Initial Merger, the “Mergers”), with Merger Sub Two continuing as the surviving entity and a wholly owned subsidiary of Parent.

B. WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated with the mutual written consent of the parties thereto.

C. WHEREAS, the parties to the Merger Agreement have determined that they desire to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto hereby agree as follows:

AGREEMENT

1. Termination of Merger Agreement; Reverse Termination Fee. The Parties hereby mutually agree in accordance with Section 8.1(a) of the Merger Agreement that, immediately upon execution of this Agreement, the Merger Agreement, other than the provisions of (i) Section 8.3, and the provisions referenced therein that survive termination, (ii) the second sentence of Section 5.14 and (iii) the first sentence of Section 5.15(i), all of which shall survive the termination of the Merger Agreement hereby, is terminated and shall be of no further force or effect. For the avoidance of doubt, the Confidentiality Agreement and the confidentiality and joint defense agreement between Parent and the Company shall continue to remain in full force and effect in accordance with their respective terms.

2. Reverse Termination Fee. In connection with the termination of the Merger Agreement, Parent hereby agrees to pay, or cause to be paid, the Reverse Termination Fee to the Company at such times and to such accounts as specified in Exhibit A hereto.

3. Mutual Releases; Covenants Not to Sue.

(a) Parent and the Merger Subs, for and on behalf of themselves and the Sysco Related Parties (as defined below), do hereby unequivocally release and discharge, and hold harmless, the Company and any of its former and current subsidiaries, equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees or any former or current stockholder, controlling person, director, managing director, officer, employee, general or limited partner, member, manager, family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, partnership, joint venture, member firm, limited liability company, corporation, parent, division, associated entity, principal, predecessor, predecessor-in-interest, successor, successor-in-interest, advisor, consultant, banker, entity providing any fairness opinion, underwriter, broker, dealer, lender, attorney, representative, accountant, insurer, co-insurer, reinsurer, associate agent or assignee of any of the foregoing (collectively, the “Company Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Parent), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Merger Agreement, the Stockholders Agreement and the Voting Agreement and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents, (iii) the proposed Mergers, including the events leading to the abandonment of the Mergers and the termination of the Merger Agreement or any other Transaction Documents, (iv) any deliberations or negotiations in connection with the proposed Mergers, (v) the consideration to be received by the Company’s stockholders in connection with the proposed Mergers, and (vi) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Mergers, including, without limitation, claims under any and all federal securities laws (including those within the exclusive jurisdiction of the federal courts) (collectively, the “Parent Released Claims”); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement or otherwise occurring on or after the date hereof.

(b) The Company, for and on behalf of itself and the Company Related Parties, does hereby unequivocally release and discharge, and hold harmless, Parent, the Merger Subs and any of their respective subsidiaries, former and current equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, managing directors, general or limited partners or assignees or financing sources or any former or current stockholder, controlling person, director, managing director, officer, employee, general or limited partner, member, manager, family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, partnership, joint venture, member firm, limited liability company, corporation, parent, subsidiary, division, associated entity, principal, predecessor, predecessor-in-interest, successor, successor-in-interest, advisor, consultant, banker, entity providing any fairness opinion, underwriter, broker, dealer, lender, attorney, representative, accountant, insurer, co-insurer, reinsurer, associate, agent or assignee of any of the foregoing (collectively, the “Sysco Related Parties” and, together with the Company Related Parties, the “Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Company), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly (i) the Transaction Documents, (ii) any breach, non-performance, action or failure to act under the Transaction Documents, (iii) the proposed Mergers, including the events leading to the abandonment of the Mergers and the termination of the Merger Agreement or any other Transaction Documents, (iv) any deliberations or negotiations in connection with the proposed Mergers, (v) the consideration to be received by the Company’s stockholders in connection with the proposed Mergers, and (vi) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Mergers, including, without limitation, claims under any and all federal securities laws (including those within the exclusive jurisdiction of the federal courts) (collectively, the “Company Released Claims” and, together with the Parent Released Claims, the “Released Claims”); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement or otherwise occurring on or after the date hereof.

(c) It is understood and agreed that, except as provided in the provisos to Section 3(a) and Section 3(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of each of the Parties and their respective Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other, including, without limitation, Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d) Except as provided in the provisos to Section 3(a) and Section 3(b), and except as required by applicable Law or the rules or regulations of any Governmental Authority, any self-regulatory authority or by the order of any court of competent jurisdiction, each Party, on behalf of itself and its respective Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third-party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.

4. Non-Disparagement. Except as required by applicable Law or the rules or regulations of any Governmental Authority, any self-regulatory authority or by the order of any court of competent jurisdiction, each Party agrees that such Party shall not make, publish or cause to be made or published any statement or remark concerning the subject matter of the Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Merger Agreement that could reasonably be understood as disparaging the business or conduct of the other Parties or their respective Related Parties or as intended to harm the business or reputation of the other Parties or their respective Related Parties.

5. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement do not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of their assets; or (iii) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or any of its assets.

6. Notices. Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service (providing proof of delivery), (b) on the date of transmission if sent by confirmed facsimile, (c) on the next Business Day if sent by an overnight delivery service (providing proof of delivery), or (d) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, addressed as follows:

USF Holding Corp.
9399 W. Higgins Road, Suite 600
Rosemont, IL 60018
Attention:	Juliette W. Pryor
Facsimile No.:	(480) 293-2705

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Marni J. Lerner
Facsimile No.:	(212) 455-2502

If to Parent or a Merger Sub, or after the Closing, the Surviving Company, addressed as follows:

Sysco Corporation
1390 Enclave Parkway
Houston, TX 77077-2099
Attention:	Russell T. Libby
Facsimile No.:	(281) 584-2510

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.
Facsimile No.:	(212) 403-2000

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

8. Amendments and Waiver. Except for the provisions of Section 3, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

11. JURISDICTION OF DISPUTES. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 13 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 8 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

12. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

13. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 16, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

14. Third-Party Beneficiaries. Each Party acknowledges and agrees that the Company Related Parties and the Sysco Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 3 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

15. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

16. Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties shall waive the defense of adequacy of a remedy at law. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

USF HOLDING CORP.

By:	/s/ Juliette Pryor

	Name:	Juliette Pryor
	Title:	EVP, General Counsel

SYSCO CORPORATION

By:	/s/ Russell T. Libby

	Name:	Russell T. Libby
	Title:	Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

SCORPION CORPORATION I, INC.

By:	/s/ Russell T. Libby

	Name:	Russell T. Libby
	Title:	Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

SCORPION COMPANY II, LLC

By:	/s/ Russell T. Libby

	Name:	Russell T. Libby
	Title:	Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

[Signature Page to Termination Agreement]